EXHIBIT 10.10.BR

DEBT CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT (the “Agreement”) is made and entered into effective as of the 30th day of September, 2004, by and between ANTHONY M. FRANK, TTEE, ANTHONY M. FRANK DEFINED BENEFIT PENSION PLAN, UNDER AGREEMENT DATED 12/01/98, FBO:  SHIRLEY M. PEGG, (hereinafter referred to as “Buyer”) and ELECTROPURE, INC., a California corporation (hereinafter referred to as “Electropure” or the “Company”).

R E C I T A L S

WHEREAS, Buyer loaned the Company Four Hundred Thousand Dollars ($400,000) under the terms of that certain 8% Convertible Term Note dated September 16, 2001 (the “Term Note”), as amended on May 20, 2004.

WHEREAS, as of September 30, 2004, a total of $16,000.00 in interest accrued under the above Term Note is due and payable to Buyer by the Company.

WHEREAS, Buyer wishes to convert all of the interest accrued on the Term Note through September 30, 2004 into shares of Electropure, Inc. Common Stock and the Company wishes to issue such shares to extinguish the debt owed Buyer.

NOW, THEREFORE, in consideration of the foregoing and of the mutual obligations herein contained, it is agreed as follows:

1.             CONVERSION

(a)           On the effective date set forth above, Buyer hereby converts all of the $16,000.00 in interest accrued on the Term Note into Shares of Electropure, Inc. Common Stock, $0.01 par value, at an effective conversion rate of $0.17 per share, for a total of 94,118 Shares (the “Shares”).

(b)           The Shares shall have the rights, preferences, privileges, restrictions and other terms set forth in the By-laws of the Company.

(c)           Upon conversion hereby and pursuant to the Debt Conversion Agreement previously entered into between the parties, Buyer acknowledges that all interest accrued and due through September 30, 2004 pursuant to the terms of the 8% Convertible Term Note entered into between the parties on September 16, 2002, and as amended on May 20, 2004, has been satisfied in full and that any default by Electropure for failure to pay interest due on the Term Note through September 30, 2004 has been cured.

2.             REPRESENTATIONS AND WARRANTIES OF BUYER       Buyer represents and warrants to the Company:

(a)           The Shares are being acquired by Buyer for investment for an indefinite period, for Buyer’s own account, not as a nominee or agent, and not with a view to the sale or distribution of